Exhibit 10.2
EXCHANGE AGREEMENT
This EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of [ ● ], 2026 by and among Orion180 Insurance Group Inc., a Texas corporation (the “Company”), and Kenneth Gregg (the “Founder”).
RECITALS
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to implement a dual class structure in connection with the Company’s proposed initial public offering of its capital stock in a firm commitment underwritten offering (the “IPO”) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”);
WHEREAS, in connection with the IPO, the Board has approved an Amended and Restated Certificate of Formation of the Company (the “Amended Charter”), which, among other things, if effected in connection with the IPO, would create two classes of common stock of the Company, Class A common stock, par value $0.001 per share (“Class A Common Stock”), entitling holders to one (1) vote per share and Class B common stock, par value $0.001 per share (“Class B Common Stock”), entitling holders to ten (10) votes per share;
WHEREAS, the Amended Charter further provides that the Company’s common stock, no par value (“Pre-IPO Common Stock”), will, upon the effectiveness of the filing of the Amended Charter (the “Effective Time”), be reclassified as Class A Common Stock (such reclassification, the “Reclassification”);
WHEREAS, the Founder hold or will hold shares of Pre-IPO Common Stock as of immediately prior to the Effective Time and all such shares of Pre-IPO Common Stock will be reclassified as shares of Class A Common Stock at the Effective Time;
WHEREAS, the Board has determined that exchanging certain shares of Class A Common Stock that will be held by the Founder at the Effective Time as set forth on Exhibit A hereto for shares of Class B Common Stock as part of the implementation of the dual class structure is advisable and in the best interest of the Company and all of its shareholders, including its shareholders other than the Founder; and
WHEREAS, the parties hereto intend that no gain or loss shall be recognized in the Exchange (as defined below) pursuant to Sections 368(a)(1)(E) and/or 1036 of the Internal Revenue Code of 1986, as amended (the “Code”).
AGREEMENT
NOW, THEREFORE, in consideration of the above recitals and the mutual covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:
1.     Exchange of Class A Common Stock.
1.1     Subject to the terms and conditions of this Agreement, immediately following the Effective Time and effective immediately prior to the consummation of the IPO (the “Exchange

Effective Time”), (a) each share of Class A Common Stock held by the Founder as set forth on Exhibit A hereto (the “Class A Shares”) shall be automatically assigned, transferred and delivered to the Company by book-entry delivery and (b) the Company shall issue and deliver to the Founder by book entry delivery, one share of Class B Common Stock (collectively, the “Class B Shares”) for each Class A Share so assigned, transferred, and delivered to the Company (the “Exchange”). The aggregate number of Class A Shares to be transferred and the aggregate number of Class B Shares to be received in the Exchange by the Founder are as set forth on Exhibit A hereto.

1.2    The parties hereto shall each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein.

1.3    Upon or promptly following the effectiveness of the Exchange, the Company shall deliver to the Founder such documentation as may be reasonably required to evidence that the Class B Shares have been duly issued and transferred to the applicable Founder.
2.    Representations and Warranties.
2.1    Representations and Warranties of the Founder. The Founder hereby represents and warrants to the Company, with respect to the transactions contemplated hereby, as follows:
(a)    Ownership; Authority. The Founder will be, as of the Exchange Effective Time, the beneficial and legal owner of the Class A Shares exchanged hereunder, free and clear of all liens, encumbrances and restrictions (except for restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Amended Charter, the Bylaws of the Company (the “Bylaws”) or any other agreements to which such Founder and the Company are a party). The Founder has the full right, power and authority to enter into this Agreement to transfer, convey and exchange the Class A Shares in accordance with this Agreement. Assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of the Founder, enforceable against such Founder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). Upon consummation of the Exchange contemplated hereby, the Company will acquire from the Founder good and marketable title to the Class A Shares, free and clear of any and all liens, encumbrances and restrictions (except for restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Amended Charter, the Bylaws or any other agreements to which the Founder and the Company are a party, and subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(b)    Governmental Authorization. The execution, delivery and performance by the Founder of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority on the part of the Founder (excluding, for the avoidance of doubt (a) the filing by the Company of the Amended Charter with the Secretary of State of the State of Texas and (b) compliance by the Company with any applicable requirements of any applicable state or federal securities laws). For purposes of this Agreement, “governmental authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.
(c)     Non-contravention. The execution, delivery and performance by the Founder of this Agreement and the consummation of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Section 2.1(b) and approval of and adoption by the Company’s shareholders of the Amended Charter, (a) violate any governing document, applicable to such Founder, (b) violate any law or order applicable to the Founder, (c) require any consent or other action under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any obligation of the Founder or to the loss of any benefit to which the Founder is entitled under any provision of any agreement or other instrument binding upon the Founder, or (d) result in the creation or imposition of any lien on the Founder’s Class B Shares, other than restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Amended Charter, the Bylaws or any other agreements to which the Founder and the Company are a party.
(d)     Restricted Securities; Rule 144. The Founder understands that the Class B Shares are characterized as “restricted securities” under the Securities Act because such shares are being acquired from the Company in a transaction not involving a public offering and in exchange for shares acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and the rules and regulations promulgated thereunder the Class B Shares may be resold without registration under the Securities Act only in certain limited circumstances, and subject to the restrictions under the Company’s Amended Charter. The Founder understands and hereby acknowledges that the Class B Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is otherwise available. The Founder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resales of shares purchased in a transaction not involving a public offering, subject to the satisfaction of certain conditions.
(e)    Legends. It is understood that any certificate or book entry position representing the Class B Shares and any securities issued in respect thereof or exchange therefor, shall bear legends in substantially the following form (in addition to any legend required under applicable state securities laws or agreements to which the Founder is a party):
“THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

2.2    Representations and Warranties of the Company. The Company hereby represents and warrants to the Founder, with respect to the transactions contemplated hereby, as follows:
(a)    Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.
(b)    Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company and the Company’s shareholders, subject to compliance with Section 2.2(c) and the approval of and adoption by the Company’s shareholders of the Amended Charter. Assuming the due authorization, execution and delivery by the Founder, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
(c)    Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than (i) the filing by the Company of the Amended Charter with the Secretary of State of the State of Texas and (ii) compliance by the Company with any applicable requirements of any applicable state or federal securities laws.
(d)    Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Section 2.2(c) and approval of and adoption by the Company’s shareholders of the Amended Charter, (i) violate the certificate of formation or bylaws of the Company, (ii) violate any law or order applicable to the Company, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right obligation of the Company or to the loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or (iv) result in the creation or imposition of any lien on the Class B Shares other than as set forth or contemplated by this Agreement or the Amended Charter.
3.    Miscellaneous.
3.1     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
3.2     No Assignment. The terms and conditions of this Agreement, including all obligations and rights therein, may not be assigned.
3.3     Amend or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by each of the parties hereto.

3.4    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
3.5    Entire Agreement. This Agreement shall constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing among the parties are expressly canceled.
3.6     Counterparts; Electronic Signatures. This Agreement may be executed and delivered by facsimile signature, including electronic signatures, and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
3.7     Tax Consequences. The parties hereto intend that no gain or loss shall be recognized in the Exchange pursuant to Sections 368(a)(1)(E) and/or 1036 of the Code. The parties adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Notwithstanding the foregoing, the Founder has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the Exchange, investment in the Class B Shares and the transactions contemplated by this Agreement. The Founder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents in connection with the transactions contemplated hereby, except for the representations and warranties of the Company expressly set forth in Section 2.2 above.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ORION180 INSURANCE GROUP INC.

By:
Name:	Christoph Birchler
Title:	Chief Financial Officer
[Signature page to Orion180 Insurance Group Inc. - Exchange Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Kenneth Gregg
[Signature page to Orion180 Insurance Group Inc. - Exchange Agreement]

EXHIBIT A

Founder	Number of Shares of Class B Common Stock to be Issued	Number of Shares of Class A Common Stock Exchanged
Kenneth Gregg	[ ● ]	[ ● ]
Total	[ ● ]	[ ● ]